Exhibit 99.1

SUMMIT MATERIALS ANNOUNCES A DEFINITIVE AGREEMENT TO ACQUIRE BOXLEY MATERIALS COMPANY

DENVER—(BUSINESS WIRE)— Summit Materials, Inc. (NYSE: SUM, “Summit”) is pleased to announce it has signed a definitive agreement to acquire Boxley Materials Company (“Boxley”). Boxley is a vertically integrated construction materials company founded in 1892 and based near Roanoke, Virginia. The transaction is expected to close in mid-March, pending expiration of the standard regulatory review period.

Together with the American Materials Company (“AMC”) acquisition announced on February 11, 2016 in conjunction with Summit’s fourth quarter 2015 earnings release, Boxley forms a strong aggregates-based growth platform for Summit in the attractive Virginia and Carolinas region. The combined business comprises 11 aggregates locations with 0.5 billion tons of reserves with annual sales volume of approximately 5 million tons, along with four asphalt plants, four ready-mix concrete plants and one architectural products manufacturing facility. The combined investment is approximately $250 million which represents a ~8.5x trailing EBITDA multiple inclusive of expected synergies.

Summit CEO, Tom Hill, commented, “These high-quality businesses are a perfect fit with our materials-based acquisition strategy, increase our geographical diversity and create a platform of scale in the high-growth Mid-Atlantic area. Both possess market leading positions and experienced and entrepreneurial management who will continue to be led by Ab Boxley at Boxley and Tim Bizzell at AMC. We are very excited to team up with these high-caliber companies and look forward to their continued growth.”

About Summit

Summit is a leading vertically integrated materials-based company that supplies aggregates, cement, ready-mixed concrete and asphalt in the United States and British Columbia, Canada. Summit is a geographically diverse, materials-based business of scale that offers customers a single-source provider of construction materials and related downstream products in the public infrastructure, residential and nonresidential, and end markets. Summit has completed more than 35 acquisitions since its founding and continues to pursue growth opportunities in new and existing markets.

For more information about Summit Materials, please visit www.summit-materials.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to Summit’s anticipated benefits from its acquisition of AMC and its anticipated acquisition of Boxley. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “outlook” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of solely historical matters. Forward-looking statements are based on information available at the time those statements are made and/or management’s reasonable belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. A discussion of factors that may affect future results is contained in Summit’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016 filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time by Summit’s subsequent filings with the SEC. Summit does not intend, and disclaims any obligation, to publicly update or revise any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact:

Investor Relations:

303-515-5159

Investorrelations@summit-materials.com

Media Contact:

303-515-5158

mediarelations@summit-materials.com